Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Terrence J. Keating, the President and Chief Executive Officer of Accuride Corporation, certify that (i) the Quarterly Report on Form 10-Q for the period ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report on Form 10-Q for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ Terrence J. Keating	Dated: November 14, 2003
Terrence J. Keating
President and Chief Executive Officer

I, John R. Murphy, Executive Vice President - Finance and Chief Financial Officer of Accuride Corporation, certify that (i) the Quarterly Report on Form 10-Q for the period ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report on Form 10-Q for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ John R. Murphy	Dated: November 14, 2003
John R. Murphy
Executive Vice President - Finance and Chief Financial Officer